                                                                 Exhibit 10.12.2
                                                                 ---------------


                               IWO Holdings, Inc.

                      Independent Wireless One Corporation

                            319 Great Oaks Boulevard

                             Albany, New York 12203



                                        September 20, 2000

Mr. Steven M. Nielsen
10 Victoria Lane, Apt. 10
Del Mar, New York 12054

     Re: Stock Option Agreement, dated as of April 9, 2000 (the "First Stock Option Agreement"), between IWO Holdings, Inc. ("Holdings") and you; Stock Option Agreement, dated as of September 13, 2000 (the "Second Stock Option Agreement"), between Holdings and you; Warrant, dated May 1, 2000 to Purchase Shares of Class B Common Stock of IWO Holdings, Inc. granted to you (the "Warrant"); and Employment Agreement, dated as of April 9, 2000 (the "Employment Agreement"), among Holdings, Independent Wireless One Corporation ("IWO") and you.

Dear Steve:

     With reference to the above agreements, this letter agreement sets forth certain understandings reached between Holdings, IWO and you.

     1. Attached hereto as Exhibit A is a true and correct copy of the First Stock Option Agreement. The First Stock Option Agreement shall be amended as follows:

     (a) Section 1 shall be amended by deleting the definitions of "Approved Sale," "Daily Vesting" and "Initial Public Offering" and replacing such definitions with the following definitions:

          '"Approved Sale" means a transaction or a series of related
            -------------
          transactions other than a Designated Merger: (i) including, but not limited to, by way of merger or consolidation, which results in any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than (A) any one or more of the Initial Stockholders or Affiliates thereof or (B) a non-U.S. entity with respect to which an Initial Stockholder or Affiliate thereof has an administrative relationship, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the capital stock of Holdings or otherwise able to elect a majority of the board of directors of Holdings (for purposes of this definition, such person or group shall be deemed to beneficially own capital stock of Holdings that is held by any other corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total capital stock of such other corporation); or (ii) which results in the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holdings and its subsidiaries, considered as a whole (other than to an Affiliate thereof).

          "Daily Vesting" means vesting of the applicable portion of the Option
           --------------
          proportionately for each of the days during the applicable period that the Optionee is employed by Holdings such that if Optionee remains employed for all of the days during such applicable period such applicable portion of the Option shall be vested in full.

          "Initial Public Offering" means the sale of any of the common stock of
           -----------------------
          Holdings or the issuance of common stock of any Person in exchange for 100% of the capital stock of Holdings pursuant to a registration statement that has been declared effective under the Act, if following such sale or exchange (i) the issuer is a reporting company under
          Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq National Market System or is traded or quoted on any other national stock exchange or national securities system.

     (b)  Section 1 shall be amended further by adding the following definition:

          "Designated Merger" means a transaction that results in the merger,
           -----------------
          consolidation or amalgamation of Holdings with or into any Person that results in the conversion of the outstanding shares of capital stock of Holdings into shares of capital stock of such Person (or its Affiliate) and such Person (or its Affiliate) has an affiliation with Sprint Spectrum L.P. (or its Affiliates) similar to the affiliation between IWO and Sprint Spectrum L.P. and its Affiliates (other than with respect to the territory covered).

     (c)  Section 3 shall be amended to add the following new clauses (c) and
(d):

          "(c) Upon the occurrence of an Initial Public Offering, the portion of the Performance Vesting Option that is not yet exercisable shall cease to vest on the basis of performance and, instead, shall vest on the basis of Daily Vesting over a period from January 1 of the year in which the closing of the Initial Public Offering occurs through December 31, 2002.

          (d) Notwithstanding Section 3(a) and Section 3(b), upon the occurrence of a Designated Merger:

               (i) the schedule set forth in Section 3(a) shall not apply with respect to 20% of the Performance Vesting Options and Time Vesting Options that are not yet exercisable (and shall continue to apply to the remaining 80% of such options) and the Optionee shall have the right to exercise such 20% of all unexercisable Performance Vesting Options and Time Vesting Options; and

               (ii) if Optionee's employment is terminated by Holdings without Cause within 12 months following the closing of such Designated Merger, then the schedule set forth in Section 3(a) shall not apply with respect to the Performance Vesting Options and Time Vesting Options that are not yet exercisable and the Optionee shall have the right to exercise 100% of all unexercisable Performance Vesting Options and Time Vesting Options."

     (d) Section 4(b) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(b) The unexercisable portion of the Time Vesting Option and the Performance Vesting Option shall expire on the earlier to occur of (i) the Termination Date (giving effect to the vesting of such unexercisable portion in accordance with Section 3(d)(ii), if applicable), provided that, if prior to an Initial Public Offering, a pro rata portion of the portion of the Performance Vesting Option scheduled to become exercisable in the year including the Termination Date shall become exercisable as if the Optionee's employment had not been terminated if performance targets for the Fiscal Year during which the Termination Date have been met or exceeded, or (ii) except to the extent provided in Section 3(b), Section 3(d) and Section 6(a), an Approved Sale or a Designated Merger. The proration provided for in clause (b)(i) above will be determined by the number of days elapsed in the year in which the termination occurred before the Termination Date. The Performance Vesting Options that become exercisable pursuant to clause (b)(i) above shall expire one year following the date on which the Optionee received notice that the performance targets were met."

     (e) Section 6(a) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(a) In the event of an Approved Sale or a Designated Merger, the unexercised portion of the Option shall terminate upon such Approved Sale or Designated Merger unless (i) provision is made in writing in connection with such Approved Sale or Designated Merger for the assumption of such Options, or for the substitutions of such Options of new awards covering the securities of a successor entity or an Affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event such outstanding Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board of Directors otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Options, including without limitation (A) accelerating the vesting of outstanding Options and/or (B) providing for the cancellation of Options and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Options would have been entitled to receive upon consummation of such Approved Sale or Designated Merger had such shares been issued and outstanding immediately prior to the closing date of the Approved Sale or Designated Merger (net of the appropriate option exercise prices). If pursuant to this Section 6(a) the Options are to terminate upon an Approved Sale or Designated Merger without provision for any of the actions described in clause (i) or (ii) above, then the Optionee shall be given at least ten (10) days' prior notice of the proposed Approved Sale or Designated Merger and shall be entitled to exercise such exercisable but unexercised portion of the Option (including all options that become exercisable immediately prior to the Approved Sale pursuant to Section 3(b) or the Designated Merger pursuant to Section 3(d)(i)) at any time during such ten (10) day period up to and until the close of business on the day immediately preceding the date of consummation of such Approved Sale or Designated Merger, and, notwithstanding Section 7 hereof, the Exercise Price may, at the option of the Optionee, be paid in whole or in part by delivery of shares of the Class B Common Stock owned by the Optionee (the value of such shares delivered as payment of the Exercise Price shall be determined based on and consistent with the value of the consideration to be tendered in connection with such Approved Sale or Designated Merger), and upon exercise of the Option the Option Shares shall be treated in the same manner as the shares of any other holder of Class B Common Stock."

     2. Attached hereto as Exhibit B is a true and correct copy of the Employment Agreement.

     (a) You agree that in the case of a Panthers Merger (as defined in Section 3(d) hereof), the obligations of the parties under the Employment Agreement with respect to Section 2(a) thereof will be satisfied if you (i) serve (x) as Chief Financial Officer or Chief Operating Officer or (y) in a senior staff or operating position, in either case of the entity ("Parent") issuing shares of its capital stock in connection with such Panthers Merger, and (ii) perform such duties as are appropriate to such office and not inconsistent therewith as may be assigned to you by the board of directors of Parent; provided, that Holdings or Parent shall have provided to you prior to the closing of such Panthers Merger a written notice specifying the title, nature and initial duties (which you understand may change) of such position (the "Position Notice"), and you shall have until the date occurring 14 days after the date you receive the Position Notice to reject such position (the "Response Date").

     (b) (i) You agree that in the case of Holdings entering into a merger agreement with respect to a Panthers Merger, and if so requested by Parent after the closing of such Panthers Merger, you will relocate to a new residence in the vicinity of the headquarters of Parent no later than the later of July 31, 2001 or the date occurring six months following the closing of such Panthers Merger (the period from the date of such request until such later date, the "Transition Period"). In such event, for the Transition Period or, if earlier, until the date you acquire a new residence in the vicinity of Parent, IWO will lease on your behalf an executive residential quarters in the vicinity of Parent at a cost no greater than $2,500.00 per month. You shall also be paid or reimbursed for reasonable expenses incurred by you in commuting to and from such quarters to your existing residence or quarters, as the case may be, in the vicinity of Holdings no more frequently than weekly during the Transition Period or, if earlier, until the date you acquire a new residence in the vicinity of Parent. In addition, in the case of Holdings entering into such merger agreement, you agree to enter into the Transition Relocation Expense Agreement attached as Exhibit C, pursuant to which IWO will provide to you approximately $100,000 of relocation money subject to the terms and conditions contained therein.

     (ii) Notwithstanding Section 2(b)(i), you may, at your option, relocate to a new residence in the vicinity of the headquarters of Parent at any time after Holdings enters into a merger agreement with respect to a Panthers Merger, in which case this Section 2(b)(ii) shall apply instead of Section 2(b)(i), and the "Transition Period" shall be the period from the date you provide written notice to Holdings of the exercise of your option (the "Option Notice") until the date occurring 15 days after the closing of such Panthers Merger. In such event, for the Transition Period or, if longer, for 120 days after the date of the Option Notice, but in either case no later than the date you acquire a new residence in the vicinity of Parent, IWO will lease on your behalf an executive residential quarters in the vicinity of Parent at a cost no greater than $2,500.00 per month. In addition, for the Transition Period, IWO will lease on your behalf an executive residential quarters in the vicinity of Holdings at a cost no greater than $2,500.00 per month. You shall also be paid or reimbursed for reasonable expenses incurred by you in commuting to and from such quarters to your residence or quarters, as the case may be, in the vicinity of Parent no more frequently than weekly during the Transition Period. In addition, in the case of Holdings entering into such merger agreement, you agree to enter into the Transition Relocation Expense Agreement attached as Exhibit C, pursuant to which IWO will provide to you approximately $100,000 of relocation money subject to the terms and conditions contained therein.

     (c) You agree that in the case that Holdings enters into a merger agreement with respect to a Panthers Merger, the closing of such Panthers Merger does not occur for any reason and you have relocated to a new residence in the vicinity of the headquarters of Parent pursuant to Section 2(b) hereof, you will relocate to a residence in the vicinity of the headquarters of Holdings no later than July 31, 2001 (the "Re-Transition Period"). In such event, for the Re-Transition Period or, if earlier, until the date you acquire a new residence in the vicinity of Holdings, IWO will lease on your behalf an executive residential quarters at a cost no greater than $2,500.00 per month. You shall also be paid or reimbursed for reasonable expenses incurred by you in commuting to and from such quarters to your existing home in the vicinity of Parent no more frequently than weekly during the Re-Transition Period, and you agree to enter into the Re-Transition Relocation Expense Agreement attached as Exhibit D, pursuant to which IWO will provide to you approximately $100,000 of relocation money subject to the terms and conditions contained therein.

     3. Attached hereto as Exhibit E is a true and correct copy of the Warrant. Such Warrant shall be amended as follows:

     (a) The words "or Panthers Merger" shall be inserted at the end of the parenthetical clause in the heading thereof (appearing below the legend);

     (b) The words "or upon a Panthers Merger" shall be added to the end of the first sentence in the first full paragraph following the heading thereof;

     (c) Section 1 shall be amended by deleting the definition of "Approved Sale" and replacing such definition with the following definition:

          '"Approved Sale" means a transaction or a series of related
            -------------
          transactions other than a Panthers Merger: (i) including, but not limited to, by way of merger or consolidation, which results in any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than (A) any one or more of the Initial Stockholders or Affiliates thereof or (B) a non-U.S. entity with respect to which an Initial Stockholder or Affiliate thereof has an administrative relationship, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the capital stock of Holdings or otherwise able to elect a majority of the board of directors of Holdings (for purposes of this definition, such person or group shall be deemed to beneficially own capital stock of Holdings that is held by any other corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total capital stock of such other corporation); or (ii) which results in the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holdings and its subsidiaries, considered as a whole (other than to an Affiliate thereof).

     (d)  Section 1 shall be amended further by adding the following definition:

          "Panthers Merger" means a transaction that (i) results in the merger,
           ---------------
          consolidation or amalgamation or other business combination of Holdings with or into an entity referred to by Holdings as "Panthers," or the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holdings and its subsidiaries, considered as a whole, to Panthers, and (ii) closes prior to March 31, 2001.

     (e)  Section 2(a)(ii) shall be amended to delete the "or" at the end of
Section 2(a)(ii).

     (f)  Section 2(a)(iii) shall be amended to replace the "." at the end of
Section 2(a)(iii) with "; or".

     (g)  Section 2(a) shall be amended to add the following new clause (iv):

          "(iv)  immediately prior to the closing of a Panthers Merger."

     (h)  Section 2(b)(ii) shall be amended to delete the "or" at the end of
Section 2(b)(ii).

     (i)  Section 2(b)(iii) shall be amended to replace the "." at the end of
Section 2(b)(iii) with "; or".

     (j)  Section 2(b) shall be amended to add the following new clause (iv):

          "(iv)  immediately prior to the closing of a Panthers Merger."

     (k) Section 2(c) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(c)  Holdings shall give to the Holder written notice (the "Holdings
                                                                       --------
          Notice") of the occurrence of an Approved Sale or a Panthers Merger at
          ------
          least 20 days prior to the anticipated closing of such Approved Sale or Panthers Merger or an Initial Investors Cash-Out within 100 days following such Initial Investors Cash-Out."

     (l) Section 2(f) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(f) (i) If the Holdings Notice is with respect to a Panthers Merger, the Holder shall notify Holdings on or before five days prior to the anticipated closing date of such Panthers Merger of such Holder's exercise; (ii) with respect to an Approved Sale, if the Holdings Notice states that Holdings anticipates that such event will cause the vesting of the 40% IRR Warrant or the 60% IRR Warrant, the Holder shall notify Holdings on or before five days prior to the anticipated closing date of such Approved Sale of such Holder's exercise; and
          (iii) with respect to an Initial Investors Cash-Out, if the Holdings Notice states that such event has caused the vesting of either of such warrants, the Holder shall notify Holdings on or before five days following receipt of the Holdings Notice of such Holder's exercise of this Warrant (the "Notice Date") . This Warrant shall be exercisable
                             -----------
          by the Holder in whole only, and not in part, by the surrender of this Warrant and delivery to Holdings on or before the Notice Date of (i) a duly executed notice of exercise in the form of Exhibit A (a "Notice
                                                                        ------
          of Exercise") and (ii) at the option of the Holder, either (A) the
          -----------
          Exercise Price for the Warrant Shares, payable in cash or by wire transfer to a bank account designated by Holdings or (B) in the case of a Panthers Merger, a notice by Holder to Holdings requesting the Warrant Shares be issued net of the appropriate Exercise Price (to be determined based on and consistent with the value of the consideration to be tendered in connection with such Panthers Merger)."

     (m) Section 2(g) shall be amended by deleting such section in its entirety and replacing such section with the following:

          "(g) This Warrant shall terminate automatically upon the closing of an Approved Sale or a Panthers Merger and this Warrant shall no longer be of any force or effect, unless (i) provision is made in writing in connection with such transaction for the continuance of this Warrant and for the assumption of this Warrant, or for the substitution for this Warrant of a new Warrant covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise price, in which event this Warrant shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board of Directors of Holdings shall provide in writing for such adjustment as it deems appropriate in terms and conditions of this Warrant, including without limitation (A) accelerating the vesting of this Warrant and/or (B) providing for the cancellation of this Warrant and its automatic conversion into the right to receive the securities, cash or other consideration that the Holder would have been entitled to receive upon consummation of such Approved Sale or Panthers Merger had Warrant Shares been issued and outstanding immediately prior to the Approved Sale or Panthers Merger (net of the appropriate exercise price)."

     4. Attached hereto as Exhibit F is a true and correct copy of the Second Stock Option Agreement.

     5. Notwithstanding anything herein to the contrary, if you reject pursuant to Section 2(a)(ii) hereof the position specified in the Position Notice, you may at your election have the following provisions (a) through (f) become effective upon your notifying Holdings and IWO of such election in the form set forth as Exhibit G hereto (the "Election Notice") at any time after the date you receive the Position Notice but in no event later than the Response Date. Neither any election by you under this Section 5 nor any other provision of this Section 5 shall be effective if you have not timely provided such notice.

     (a) The Employment Agreement shall be terminated as of the date of the Election Notice and, notwithstanding any other provision thereof to the contrary and in satisfaction of Holdings' and IWO's obligations thereunder, you shall be entitled to the rights provided by the first sentence of Sections 3(b) and 7(d) thereof with your bonus compensation for fiscal 2000 being determined as if your employment had continued through December 31, 2000, but in any case such bonus compensation for fiscal 2000 shall not be less than 50% of the maximum bonuses that you would have received under Section 3(b) of the Employment Agreement if the goals described therein had been met for fiscal 2000. In addition, on the Separation Date (defined below), you shall be entitled to receive $225,000 as a severance payment.

     (b) For the period from the date of the Election Notice through a date (to be determined by the board of directors of Holdings) up to six months following the date of the Election Notice (the "Separation Date"), you will provide all reasonable and necessary assistance to Parent, Holdings and IWO (as directed by the board of directors of Holdings) in order to ensure the orderly transition of your duties and responsibilities for Holdings and IWO. You will be paid for such services a fee equal to six months' of your basic salary as determined pursuant to

Section 3(a) of the Employment Agreement and will be entitled to participate in medical, dental and car allowance benefits as if your employment had continued for six months following the date of the Election Notice. Following such six month period, you will be entitled to elect to continue medical and dental coverage in accordance with Section 601 et. seq. of the Employee Retirement Income Security Act of 1974. You will also be paid or reimbursed for all reasonable business travel and other business expenses incurred or paid by you on or prior to the Separation Date in connection with the performance of your services upon presentation of expense statements or vouchers and any such other supporting information as Holdings may request.

     (c) Notwithstanding Section 1 hereof, with respect to the First Stock Option Agreement:

          (i) an Approved Sale shall be deemed to have occurred as of the date of the consummation of such Panthers Merger, and all Options which are the subject of such agreement shall vest and be exercisable immediately prior to the consummation of such Panthers Merger; and

          (ii) subject to Section 6(a) of such agreement, your Options will expire on the later of five years after the Termination Date or two years after an Initial Public Offering.

     (d)  With respect to the Second Stock Option Agreement:

          (i) an Approved Sale shall be deemed to have occurred as of the date of the consummation of such Panthers Merger, and all Options which are the subject of such agreement shall vest and be exercisable immediately prior to the consummation of such Panthers Merger; and

          (ii) subject to Section 6(a) of such agreement, your Options will expire on the later of five years after the Termination Date or two years after an Initial Public Offering.

     (e) The Warrant shall be further amended as set forth in clauses (i) through (v) below and shall vest and be exercisable in accordance with the terms of the Warrant as amended by Section 3 hereof:

          (i) the words "or Termination of Employment" shall be deleted from the parenthetical clause in the heading thereof;

          (ii) the words "or in the event of the termination of Holder's employment with Holdings or any of its Subsidiaries" shall be deleted from the first full paragraph following the heading thereof;

          (iii) the definitions "Termination of Employment," "Cause," "Disability" and "Retirement" contained in Section 1 thereof shall be deleted in their entirety;

          (iv) the words ", provided such occurrence is prior to the Termination of Employment" shall be deleted from the first sentence in each of Sections 2(a) and 2(b) thereof; and

          (v)   Section 2(h) shall be deleted in its entirety.

     (f) You, for yourself, your agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors ("Your Parties"), on the one hand, and Holdings and IWO, its present,
            ------------
past and future subsidiaries and affiliates, successors and assigns, and their respective present and past officers, directors, employees and agents ("Our
                                                                        ---
Parties"), on the other hand hereby release and forever discharge the other,
-------
from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown; provided, however, that nothing contained herein shall relieve IWO, Holdings or you from any obligation arising herein, under the agreements referenced herein (as modified by this agreement), under the Indemnity Agreement dated December 20, 1999 between Holdings and you, under the Certificate of Incorporation of Holdings or IWO or under the Stockholders Agreement dated December 20, 1999 between Holdings, you and the other parties thereto. Your Parties and Our Parties further agree not to assert any claim, charge or other legal proceeding against the other, in any forum, based on any events, whether known or unknown, which are the subject of the release contained in this Section 5(f).

     6. Except for the changes described herein, the First Stock Option Agreement, the Second Stock Option Agreement, the Warrant and the Employment Agreement will be unchanged and remain in full force and effect.

     7. In connection with a Designated Merger if and when requested by the board of directors of Holdings, you agree to enter into a lockup agreement and a voting agreement with respect to your shares of capital stock of Holdings and Parent and any such capital stock that may be acquired upon the exercise of options or warrants for such capital stock, to the extent and on substantially the same basis as Investcorp S.A. and its subsidiaries enter into such agreements with respect to their capital stock of Holdings and Parent.

     8. You hereby waive any acceleration of benefits pursuant to the First Stock Option Agreement, the Second Stock Option Agreement or the Warrant unless shareholder approval meeting the requirements of Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to such benefits is obtained.

     9. You agree that this letter agreement (excluding for this purpose paragraph 8 of such agreement) shall not be effective unless shareholder approval meeting the requirements of Section 280G(b)(5) of the Code is obtained.

     10. This letter agreement shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of you, Holdings and/or IWO.

     11. The parties hereto agree to take or cause to be taken all such further actions as may be reasonably necessary or appropriate to effectuate the intent, purposes and obligations of this letter agreement.

     Please indicate your acceptance of the terms hereof by signing in the appropriate space below.

                              Very truly yours,


                              IWO HOLDINGS, INC.



                              By: /s/ Solon L. Kandel
                                  -------------------
                                 Name:  Solon L. Kandel
                                 Title:  President and Chief Executive Officer



                              INDEPENDENT WIRELESS ONE CORPORATION



                              By: /s/ Solon L. Kandel
                                 --------------------
                                 Name:  Solon L. Kandel
                                 Title:  President and Chief Executive Officer

Agreed and accepted:

Steven M. Nielsen


/s/ Steven M. Nielsen
---------------------